Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

ACTION PRODUCTS INTERNATIONAL, INC.

ARTICLE I

Offices

In addition to the office of the corporation registered with the Secretary of State of Florida, the corporation may also have offices at such places, both within and without the State of Florida, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Shareholders

Section 1. ANNUAL MEETING. A meeting of shareholders shall be held annually between the third and sixth month, inclusive, of each fiscal year of the corporation for the purpose of electing directors, and for transacting any other business coming before the meeting. If the election of directors is not held on the day so determined for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Chairman of the Board, if any, the President or by the Board of Directors, and shall be called by the President or Secretary at the written request of a majority of the Board of Directors then in office or at the written request of the holders of not less than one-tenth (1/10th) of all the votes entitled to be cast on any issue proposed for consideration at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purposes described in the special meeting notice required by Section 4 of this Article.

Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the meeting place shall be the principal office of the corporation unless the notice of the meeting specifies otherwise.

Section 4. NOTICE OF MEETING. Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be delivered to the shareholders entitled to vote thereat, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President or the Secretary, or, in the case of a special meeting, by the officers and or persons designated to call such special meeting in accordance with Section 2 of this Article II. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice of the new date, time or place need not be given if same is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date for the adjourned meeting is or must be fixed under Section 2 of Article X of these By-laws, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given to a shareholder if:

(a) An annual report and proxy statements for two consecutive annual meetings of shareholders or

(b) All, and at least two checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United Sates mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

Section 5. WAIVER OF NOTICE OF SHAREHOLDERS’ MEETING.

(a) Whenever any notice is required to be given to any shareholder of the corporation under the provisions of law, the Articles of Incorporation or these By-laws, a written waiver thereof signed by the person or persons entitled to such notice and delivered to the corporation, before or after the date and time stated therein, shall be equivalent to the giving of such notice. Unless otherwise provided in the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

(b) Attendance of a shareholder at a meeting waives objection to: (1) lack of notice or defective notice of the meeting, unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting; or (2) the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6. SHAREHOLDERS’ LIST.

(a) After fixing a record date for a meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall prepare, at least ten (10) days before such meeting of share-holders, an alphabetical list of the names of the shareholders entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any, of shares held by each.

(b) For a period of ten (10) days prior to the meeting, or such shorter time as exists between the record date and the meeting (and continuing through the meeting), the shareholders’ list shall be available for inspection by any shareholder during regular business hours at the corporation’s principal office, at a place identified in the meeting notice in the city where the meeting is to be held, or at the office of the corporation’s transfer agent or registrar. A shareholder or the shareholder’s agent or attorney is entitled on written demand to inspect and copy the list during regular business hours at his expense, during the period it is available for inspection; provided, that (i) the shareholder’s demand is made in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity his purpose and the records he desires to inspect; and (iii) the records are directly connected with the shareholder’s purpose. Such list shall also be available at the meeting and shall be subject to inspection by any shareholder, or the shareholder’s agent or attorney, at any time during the meeting or any adjournment thereof. The shareholders’ list shall be prima facie evidence of the identity of shareholders entitled to examine such list or to vote at a meeting of shareholders. A shareholder may not sell or otherwise distribute any information or records inspected under this Section, except as otherwise permitted by law.

Section 7. SHAREHOLDER QUORUM AND VOTING.

(a) Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

(b) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the holders of the shares represented at the meeting (and entitled to vote on the subject matter) favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by law or the Articles of Incorporation.

(c) Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Each shareholder who is entitled to vote at an election of directors may vote (in person or by proxy) the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote. Shareholders shall not have a right to cumulate their votes for directors unless the Articles of Incorporation so provide.

(d) After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8. VOTING ENTITLEMENT OF SHARES.

(a) Except as provided in Section 8(b) of this Article or unless otherwise provided by law or the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote. If the Articles of Incorporation provide for more or less than one vote for any share on any matter, each reference in these By-laws to a majority or other proportion of shares shall refer to such a majority or other proportion of votes entitled to be cast.

(b) Shares which have been reacquired or redeemed by the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares of this corporation’s own stock are not entitled to vote if they are owned (directly or indirectly) by another corporation and this corporation owns (directly or indirectly) a majority of the shares entitled to vote for directors of that other corporation. This shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

Section 9. PROXIES. A shareholder, those persons entitled to vote on behalf of a shareholder pursuant to law, or a shareholder’s attorney-in-fact may vote a shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes and shall be valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form. A proxy holder may appoint, in writing, a substitute to act in his place, if the appointment form expressly so permits.

Section 10. INSPECTORS OF ELECTIONS. Prior to each shareholders’ meeting, the Board of Directors or the President shall appoint one or more Inspectors of Elections. Upon his appointment, each such Inspector shall take and sign an oath to faithfully execute the duties of Inspector at such meeting with strict impartiality and to the best of his ability. Such Inspectors shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting. The Inspectors shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspectors shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders. The Inspectors shall make a certificate of the results of the elections of directors and the vote on other matters. No candidate for election as a director of the corporation shall be appointed as an Inspector.

Section 11. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

(a) Unless otherwise provided in the Articles of Incorporation, any action required or permitted by law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

(b) In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation within sixty (60) days of the date of the written consent.

(c) Any written consent may be revoked prior to the date the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and received by the corporation.

(d) Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is a merger, consolidation, sale or exchange of assets, or other action for which dissenter’s rights are provided by law, the notice shall contain a clear statement of the right of dissenting share-holders to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting shareholders.

Section 12. VOTING TRUSTS. Any number of shareholders of this corporation may create a voting trust in the manner provided by law for the purpose of conferring upon the trustee or trustees the right to vote or otherwise represent their shares. When the counterpart of a voting trust agreement and a copy of the record of the holders of voting trust certificates are deposited with the corporation as provided by law, those documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and the counterpart and the copy of the record shall be subject to examination by any holder of record of voting trust certificates, either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 13. SHAREHOLDERS’ AGREEMENTS. Two or more shareholders of this corporation may enter into an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation, in the manner and to the extent provided by law. The agreement shall not impair the right of this corporation to treat a shareholder of record as entitled to vote the shares as standing in his name.

ARTICLE III

Board of Directors

Section 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors except as may be otherwise provided by law or in the Articles of Incorporation.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. The corporation shall have five (5) director(s) initially. The number of directors may be increased or decreased from time to time by (a) a majority vote of the entire board of directors, or (b) a vote of the holders of a majority of the outstanding sharers of the corporation at any regular or special meeting of the shareholders; however, no decrease shall have the effect of shortening the term of an incumbent director, unless the shareholders remove the director pursuant to Section 15 hereof. Effective immediately after the 2004 Annual Meeting of Shareholders, the term of each director shall be until the next succeeding annual meeting of shareholders and such director’s successor is elected and qualified, unless such director is earlier removed or resigns as provided in these Bylaws.

Section 3. ANNUAL MEETING. The Board of Directors shall hold its annual meeting at the same place as, and immediately following, each annual meeting of shareholders for the purpose of electing officers and the transaction of such other business as may come before the meeting. If a majority of the directors is present at such place and time, prior notice of the meeting need not be given to the directors. Alternatively, the place and time of such meeting may be fixed by written consent of the directors.

Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.

Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings that are called by them.

Section 6. NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally, by mail, telegraph, cablegraph or overnight courier, to the business address of the director. Notice shall be effective at the earlier of: (a) personal receipt by the director; (b) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid; (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date of delivery of notice by telegraph or cablegraph, if confirmation of delivery is provided by the telegraph or cablegraph company; or (e) the first business day following the date on which the notice is sent by Federal Express or similar overnight courier service.

Section 7. WAIVER OF NOTICE OF DIRECTORS’ MEETINGS. Whenever any notice of meeting is required to be given to any director under the provisions of law, the Articles of Incorporation or these By-laws, a written waiver thereof signed by the director either before or after the meeting shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 8. QUORUM. A majority of the required number of directors, as specified in the Articles of Incorporation or specified in accordance with these By-laws, shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation for a quorum.

Section 9. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation.

Section 10. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders, unless the Articles of Incorporation provide otherwise and subject to statutory restrictions regarding directors who were elected by a voting group. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 11. COMPENSATION. By resolution of the Board of Directors, any director may be paid expenses, if any, of attendance at any meeting of the Board of Directors, and may be paid a fixed sum for attendance at any meeting of the Board of Directors, or a stated salary as a director. No payment shall preclude a director from serving the corporation in any other capacity and receiving compensation therefor.

Section 12. DUTIES OF DIRECTORS. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he serves, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a similar position would use under similar circumstances.

In performing his duties, a director may rely on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by the following:

(a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b) legal counsel, public accountants, or other persons as to matters that the director reasonably believes to be within that person’s professional or expert competence; or

(c) a committee of the board of directors upon which he does not serve and which he reasonably believes to merit confidence, as to matters within the authority designated by it by the articles of incorporation or the by-laws.

In performing his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

A director shall not be considered as acting in good faith if he has knowledge concerning the matter in question that would cause the reliance described above to be unwarranted. A person who performs his duties in compliance with this Section shall have no liability because of his being or having been a director of the corporation.

Section 12. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or transacting specified business at the meeting; or (b) he votes against such action or abstains from the action taken. To evidence his abstention or vote against any action, a director shall file his written dissent or abstention from such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent or abstention by registered or certified mail, return receipt re-quested, to the Secretary of the corporation immediately following the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

Section 13. ACTION BY THE BOARD WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, any action required by law or these By-laws to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote at a meeting, and shall be effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 14. TELEPHONE MEETINGS. Except as otherwise provided in the Articles of Incorporation, members of the Board of Directors may participate in a regular or special meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

Section 15. REMOVAL AND RESIGNATION OF DIRECTORS.

(a) Unless the Articles of Incorporation otherwise provide, one or more directors may be removed in the manner provided in this Section at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director(s). Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, subject to statutory restrictions relating to directors who were elected by voting groups or cumulative voting. The removal of a director shall not prejudice the contract rights, if any, of the person removed. Election or appointment of a director shall not of itself create contract rights.

(b) A director may resign at any time by delivering written notice to the corporation’s Board of Directors, its Chairman, if any, or to the corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

Section 16. DIRECTOR CONFLICTS OF INTEREST.

(a) No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of that relationship or interest or because the director or directors are present at the meeting of the board of directors or a committee that authorizes, approves, or ratifies the contract or transaction or because his or their votes are counted for that purpose, if:

(i) The existence of the relationship or interest is disclosed or known to the board of directors or committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes and consents of the interested directors; or

(ii) The existence of the relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify the contract or transaction by vote or written consent; or

(iii) The contract or transaction is fair and reasonable to the corporation at the time it is authorized by the board, a committee, or the shareholders.

(b) For purposes of subsection (i) only, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the board of directors, or on the committee, who have no relationship or interest in the transaction described in Section 16(a) hereof, but a transaction may not be authorized, approved or ratified under this Section by a single director. If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this Section. The presence of, or a vote cast by a director with such relationship or interest in the transaction does not affect the validity of any action taken under subsection (i) if the transaction is otherwise authorized, approved or ratified as provided in that subsection, but such presence or vote of those directors may be counted for purposes of determining whether the transaction is approved under other sections of these by-laws or as provided by law.

ARTICLE IV

Officers

Section 1. NUMBER. The corporation’s officers shall include a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers, as the Board of Directors shall deem appropriate. Two or more offices may be held simultaneously by the same person.

Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting and after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor is duly elected and qualified, or until his death, resignation or removal.

Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 5. PRESIDENT. Unless otherwise provided by resolution of the Board of Directors, the President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors (if he shall be a member of the board), shall have general and active management of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute on behalf of the corporation, and may affix or cause the seal to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 6. VICE PRESIDENTS. The Vice Presidents, if any, shall act under the direction of the President and in the absence or disability of the President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order and seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

Section 7. SECRETARY. The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required; shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the

President or the Board of Directors, cause it to be affixed to any instrument requiring it. The Secretary shall be responsible for maintaining the stock transfer book and minute book of the corporation and shall be responsible for their updating.

Section 8. ASSISTANT SECRETARIES. The Assistant Secretaries, if any, shall act under the direction of the President in the order of their seniority in office, unless otherwise determined by the President or the Board of Directors. They shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 9. TREASURER. The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name, and to the credit of, the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer may affix or cause to be affixed the seal of the corporation to documents so requiring the seal.

Section 10. ASSISTANT TREASURERS. The Assistant Treasurers, if any, in the order of their seniority of office, unless otherwise determined by the President or the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 11. DELEGATION OF DUTIES. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board of Directors may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

Section 12. ADDITIONAL POWERS. To the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the Board of Directors or by the President (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of the corporations similar in organization and business purposes to this corporation.

Section 13. SALARIES. The salaries of the officers shall be as fixed from time to time by the Board of Directors.

ARTICLE V

Executive and Other Committees of the Board

Section 1. CREATION OF COMMITTEES. By resolution passed by a majority of the full Board, the Board of Directors may designate an Executive Committee and one or more other committees. Each committee of the Board shall consist of two (2) or more members who shall serve at the pleasure of the Board of Directors.

Section 2. EXECUTIVE COMMITTEE. The Executive Committee, if there is one, shall consult with and advise the officers of the corporation in the management of its business. The Executive Committee shall have, and may exercise to the extent provided in the Board resolution creating such Executive Committee, only such powers of the Board of Directors as can be lawfully delegated by the Board.

Section 3. OTHER COMMITTEES. Other committees shall have only such functions as can be lawfully delegated and may exercise the powers of the Board of Directors to the extent provided in the resolution or resolutions creating such committee or committees.

Section 4. MEETINGS OF COMMITTEES. Regular meetings of the Executive Committee and any other committees may be held without notice at such time and place as shall from time to time be determined by each committee. Special meetings of the Executive Committee or other committees may be called by any member thereof upon two (2) days notice to each of the other members of the committee, or upon such shorter notice as may be agreed to in writing by each of the other members of the committee, given either personally or in the manner provided in Section 6 of Article III of these By-laws (pertaining to notice for directors’ meetings). Members of the Executive Committee shall be deemed present at a meeting of such Committee if a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, is used.

Section 5. VACANCIES ON COMMITTEES. Vacancies on the Executive Committee or on other committees may be filled by the Board of Directors at any regular or special meeting.

Section 6. QUORUM OF COMMITTEES. At all meetings of the Executive Committee or any other committee, a majority of the committee’s members then in office shall constitute a quorum for the transaction of business.

Section 7. MANNER OF ACTING OF COMMITTEES. The act of a majority of the members of the Executive Committee, or any other committee, who are present at a meeting at which a quorum is present shall be the act of such committee.

Section 8. MINUTES OF COMMITTEES. The Executive Committee, if there is one, and all other committees shall keep regular minutes of their proceedings and shall report to the Board of Directors when required.

Section 9. COMPENSATION. Members of the Executive Committee or another committee may be paid compensation in accordance with the provisions of Section 11 of Article III of these By-laws.

ARTICLE VI

Indemnification of Officers

Directors, Employees and Agents

Section 1. INDEMNIFICATION. Any person, or his heirs, or personal representative who is made or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he or his testator or intestate is or was a director, officer, employee, or agent of this corporation or serves or served any other corporation or enterprise in any capacity at the request of this corporation, shall be indemnified by this corporation, and this corporation may advance his related expenses, to the full extent permitted by law. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person or his heirs, or personal representative may be entitled. The corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

Section 2. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partner-ship, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE VII

Issuance of Shares

Section 1. AUTHORIZATION. Unless the power to authorize the issuance of shares is reserved to the shareholders in the Articles of Incorporation, the Board of Directors may authorize issuances of one or more shares of the corporation’s authorized capital stock.

Section 2. CONSIDERATION FOR SHARES.

(a) The Board of Directors may authorize shares to be issued for a consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation.

(b) Before the corporation issues shares, the Board of Directors must determine in good faith that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable.

(c) When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to perform services is deemed received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

(d) The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the notice paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

ARTICLE VIII

Certificates Representing Shares

Section 1. CERTIFICATES. Any certificate representing shares in the corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the

corporation, shall state on its face the name of the corporation and indicate that it is incorporated under the laws of the State of Florida, shall state the name of the person to whom it is issued, shall state the number and class of shares and the designation of the series, if any, that the certificate represents, and may be sealed with the seal of the corporation or a facsimile thereof. The certificates shall be numbered and entered in the books of the corporation as they are issued. If an officer who signed (or whose facsimile signature was placed on) a stock certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 2. RIGHTS OF DIFFERENT CLASSES. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations and rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder a full statement of the foregoing information on request and without charge.

Section 3. FACSIMILE SIGNATURES. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the corporation itself or an employee of the corporation).

Section 4. TRANSFER OF SHARES. Transfers of shares of the corporation shall be made upon the corporation’s books by the holder of the shares, in person or by his lawfully constituted representative, upon surrender of the certificate representing shares for cancellation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The corporation shall not be bound to recognize any equitable or other claim to, or interest in, shares on the part of any person other than the owner of record, regardless of whether the corporation has express or other notice of such claim or interest, except as otherwise provided by law.

ARTICLE IX

Shares Without Certificates

Section 1. AUTHORIZATION OF SHARES WITHOUT CERTIFICATES. Unless the Articles of Incorporation provide otherwise, the Board of Directors of the corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Such authorization does not affect any shares already represented by certificates until they are duly surrendered to the corporation. Unless expressly provided otherwise by law, the rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates.

Section 2. REQUIREMENTS. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the holder of such shares a written statement of the name of the corporation, a statement that it is incorporated under the laws of the State of Florida, the name of the person to whom the shares are issued, the number and class of shares and the designation of the series, if any, represented by the shares. If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall summarize the designations, relative rights, preferences and limitations applicable to each class and the variations and rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

Alternatively, the written statement shall specify that the corporation will furnish the shareholder, on request and without charge, a full statement of the information specified in the preceding sentence.

ARTICLE X

Transfer Books

Section 1. CLOSING OF TRANSFER BOOKS. To determine which share-holders shall be entitled to notice of or to vote at a meeting of shareholders, or shall be entitled to receive a dividend, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, seventy (70) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

Section 2. FIXING RECORD DATE. In lieu of closing the stock transfer books, the Board of Directors may fix a date as the record date for any such determination of shareholders. The record date may not be more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken.

Section 3. NO RECORD DATE FIXED. If the stock transfer books are not closed and no record date is fixed, then the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.

Section 4. ADJOURNMENTS. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof, unless: (a) the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting; or (b) the Board of Directors fixes a new record date pursuant to this Article for the adjourned meeting.

ARTICLE XI

Dividends

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner, and upon the terms and conditions, provided by law, the Articles of Incorporation, and these By-laws. Dividends may be paid in cash, in property, or in the corporation’s own shares, subject to the provisions of law and the Articles of Incorporation.

ARTICLE XII

Fiscal Year

The fiscal year of the corporation shall be the twelve-month period ending December 31, or such other twelve month period as may be selected by the Board of Directors as the taxable year of the corporation for federal income tax purposes.

ARTICLE XIII

Corporate Records

Section 1. RETENTION OF CORPORATE RECORDS. The corporation shall keep the following corporate records permanently:

(a) its Articles of Incorporation or restated Articles of Incorporation and all amendments to same;

(b) its By-laws or restated By-laws and all amendments to same; and

(c) minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by each committee (if any) of the Board of Directors in place of the Board of Directors.

Section 2. LIST OF SHAREHOLDERS. The corporation (or its agent) shall maintain a permanent record of its shareholders in a form that permits the preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares, showing the number and series of shares held by each.

Section 3. OTHER RECORDS. In addition to the foregoing, the corporation shall maintain copies of the following corporate records:

(a) all written communications to all shareholders generally or all shareholders of a class or series within the past three (3) years, including the financial statements furnished for the past three (3) years pursuant to law or Article XIV of these By-laws;

(b) a list of the names and business street addresses of the corporation’s current directors and officers; and

(c) its most recent annual report delivered to the Florida Department of State.

ARTICLE XIV

Financial Statements to Shareholders

Section 1. DELIVERY TO SHAREHOLDERS. Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the corporation shall furnish its shareholders with annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate. Such financial statements shall include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

Section 2. REPORT ON FINANCIAL STATEMENTS. If the annual financial statements are reported upon by a public accountant, the accountant’s report must accompany them. If not, the statements must be accompanied by a statement of the corporation’s President or the person responsible for the corporation’s accounting records:

(a) stating his or her reasonable belief as to whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

Section 3. PROCEDURE FOR DELIVERY. The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year, or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation’s control, it is unable to prepare its financial statements within the prescribed period.

Section 4. DELIVERY UPON REQUEST. Upon the written request of a shareholder to whom the statements were not mailed, the corporation shall mail the latest annual financial statements to such shareholder. The corporation shall comply with requests made pursuant to this Section within thirty (30) days of the delivery of such a request to the corporation.

ARTICLE XV

Seal

The corporate seal shall bear the name of the corporation and the words “Corporate Seal, Florida”.

ARTICLE XVI

Shares in Other Corporations

Shares in other corporations which are held by this corporation shall be voted by such officer or officers of this corporation as the Board of Directors shall from time to time designate for such purpose or by a proxy thereunto duly authorized by the Board.

ARTICLE XVII

Board of Directors

Section 1. NOTIFICATIONS OF NOMINATIONS AND PROPOSED BUSINESS. Subject to the rights of holder of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, (a) nominations for election of directors, and (b) business proposed to be brought before any shareholder meeting, may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such shareholder has given timely notice in proper written form of his intent to make such nomination or nominations or to propose such business. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the corporation not later than sixty (60) days prior to such meeting. To be in proper written form, a shareholder’s notice to the Secretary shall set forth:

(i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

(ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors, and

(v) if applicable, the consent of each nominee to serve as director of the corporation, if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

ARTICLE XVIII

Amendments

The By-Laws of the corporation may be altered, amended, or repealed, and new By-Laws may be adopted, by action of the board of directors, subject to the limitations of F.S. 607.1020(1) or any successor statute thereto. The shareholders of the Corporation may alter, amend, or repeal these By-Laws or adopt new By-Laws even though these By-Laws may also be amended or repealed by the Board of Directors.